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                                                                   Exhibit 10.74


February 1, 2002

Leonard F. Ferro
Vice President and Chief Accounting Officer

Galey & Lord, Inc.
P.O. Box 35528
Greensboro, NC

Dear Sir:

Note B of Notes to consolidated balance sheets of Galey & Lord, Inc. as of December 29, 2001, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the three months ended December 29, 2001 included in its Form 10-Q for the three months ended December 29, 2001 describes a change in the method of accounting for inventories from the first-in, first-out method of valuing inventory to the last-in, last out method of valuing inventory for its Swift Denim business. We conclude that such change in the method of accounting is to an acceptable alternative method which, based on your business judgment to make this change and for the stated reasons, is preferable in your circumstances. We have not conducted an audit in accordance with generally accepted auditing standards of any financial statements of the Company as of any date or for any period subsequent to September 29, 2001, and therefore we do not express any opinion on any financial statements of Galey & Lord, Inc. subsequent to that date.




                                                     Very truly yours,


                                                     Ernst & Young LLP